EXHIBIT 99.1

LTX-Credence Announces Fourth Quarter and Fiscal Year Results

NORWOOD, Mass., Aug. 29, 2012 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2012.

Sales for the 2012 fourth fiscal quarter were $43,462,000, up from the prior quarter sales of $30,837,000. Net income for the quarter was $1,356,000, or $0.03 per diluted share on a GAAP basis. Excluding the net favorable impact of special items totaling $403,000, and amortization of purchased intangible assets of $791,000, net income for the quarter was $1,744,000, or $0.04 per diluted share on a non-GAAP basis.

For the twelve-month period ended July 31, 2012, sales were $132,134,000. Net loss was $(19,869,000), or $(0.40) per share on a GAAP basis. Excluding the net favorable impact of special items totaling $145,000, and amortization of purchased intangible assets of $3,163,000, net loss for the year was $(16,851,000), or $(0.35) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "Our business recovered in the quarter with revenue growing over 40% compared to the prior quarter. We returned to profitability and generated approximately $5M of cash from operations. We made good progress in establishing the Diamondx as a strong alternative to competitive offerings in the microcontroller and application specific product areas and believe we are on track to achieve our market share goals for this innovative new product.

Our outlook for the first fiscal quarter is supported by strength in the mobility and automotive markets plus initial revenue contributions from the Diamondx. While macroeconomic conditions have caused some customers to hold off on capital purchases, others remain in a steady pace of capacity expansion. As we begin the new fiscal year, our product lineup, focus on key market segments and new business development opportunities should lead to year-over-year growth."

First Quarter Fiscal 2013 Outlook

For the fiscal quarter ending October 31, 2012, revenue is expected to be in the range of $42 million to $46 million. Non-GAAP net income is expected to be in the range of $0.01 to $0.05 per share, assuming 49.5 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of $0.4 million.

The Company will conduct a conference call today, August 29, 2012, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The conference call will also be simulcast on the "Investor" link at the LTX-Credence web site (www.ltxc.com). Audio replays of the call can be heard through September 28, 2012 via telephone by dialing 855.859.2056, Conference ID number 19629730 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter and/or year ended July 31, 2012 excludes the amortization of purchased intangible assets, restructuring charges, and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's first fiscal quarter 2013, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our product and service demand and operating results; risks related to the development and timely delivery of new products, options and software applications; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those under the heading "Risk Factors" in our Annual Report on Form10-K for the fiscal year ended July 31, 2011. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	July 31, 2012	July 31, 2011
Current assets
Cash and cash equivalents	$ 29,446	$ 123,198
Marketable securities	107,728	39,417
Accounts receivable - trade, net	31,182	42,646
Accounts receivable - other, net	740	408
Inventories, net	28,850	21,145
Prepaid expenses and other current assets	3,440	4,368
Total current assets	201,386	231,182

Property and equipment, net	18,229	20,827
Intangible assets, net	3,153	6,317
Goodwill	43,030	43,030
Other assets	1,270	759
Total assets	$ 267,068	$ 302,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 12,734	$ 15,232
Other accrued expenses	19,736	24,677
Deferred revenues	5,347	5,589
Total current liabilities	37,817	45,498

Other long-term liabilities	13,547	15,897
Stockholders' equity	215,704	240,720
Total liabilities and stockholders' equity	$ 267,068	$ 302,115

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2012	2011	2012	2011

Net sales	$ 43,462	$ 62,669	$ 132,134	$ 249,530
Cost of sales	19,696	23,560	63,637	95,290
Gross profit	23,766	39,109	68,497	154,240

Engineering and product development expenses	12,360	13,509	49,864	52,697
Selling, general, and administrative expenses	9,852	11,356	36,348	48,968
Amortization of purchased intangible assets	791	1,490	3,163	5,961
Restructuring	178	--	1,104	363
Income (loss) from operations	585	12,754	(21,982)	46,251

Other income (expense), net	289	(562)	1,175	13,512
Income (loss) before provision for (benefit from) income taxes	874	12,192	(20,807)	59,763
Provision for (benefit from) income taxes	(482)	116	(938)	(315)
Net income (loss)	$ 1,356	$ 12,076	$ (19,869)	$ 60,078

Net income (loss) per share:

Basic	$ 0.03	$ 0.24	$ (0.40)	$ 1.22
Diluted	$ 0.03	$ 0.24	$ (0.40)	$ 1.19

Weighted average shares outstanding:

Basic	48,853	49,545	49,080	49,398
Diluted	49,459	50,532	49,080	50,415

LTX-Credence Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended July 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income (loss)	$ 1,356	$ 0.03	$ 0.03	$ 12,076	$ 0.24	$ 0.24
Amortization of purchased intangible assets	791	0.02	0.02	1,490	0.03	$ 0.03
Release of income tax liabilities due to lapses in statutes of limitations	(581)	(0.01)	(0.01)	--	--	$ --
Restructuring	178	0.00	0.00	--	--	$ --
Merger-related (income) expenses	--	--	0.00	189	0.00	$ 0.00

Non-GAAP net income (loss)	$ 1,744	$ 0.04	$ 0.04	$ 13,755	$ 0.27	$ 0.27

Weighted average shares outstanding:		48,853	49,459		49,545	50,532

	Twelve Months Ended July 31, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Twelve Months Ended July 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income (loss)	$ (19,869)	$ (0.40)	$ (0.40)	$ 60,078	$ 1.22	$ 1.19
Amortization of purchased intangible assets	3,163	0.06	0.06	5,961	0.12	0.12
Release of income tax liabilities due to lapses in statutes of limitations	(1,315)	(0.03)	(0.03)	--	--	--
Restructuring	1,104	0.02	0.02	363	0.01	0.01
Merger-related expenses	66	0.00	0.00	4,889	0.10	0.10
Merger-related breakup fee	--	--	0.00	(15,000)	(0.31)	(0.30)

Non-GAAP net income (loss)	$ (16,851)	$ (0.35)	$ (0.35)	$ 56,291	$ 1.14	$ 1.12

Weighted average shares outstanding:		49,080	49,080		49,398	50,415
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com